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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS (LOSS)
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-------------------------------------------------------------------------------------------------------------------------
                                                              Three Months Ended                   Nine Months Ended
                                                         -----------------------------       ----------------------------
                                                          July 27,           July 28,          July 27,         July 28,
                                                           2003               2002               2003             2002
BASIC:

Net income (loss) available
          for common shareholders                        $ (458,000)       $(1,457,000)      $(1,540,000)      $  768,000
                                                         ==========        ===========       ===========       ==========
Weighted average number
          of common shares outstanding                    5,874,000          5,874,000         5,874,000        5,874,000
                                                         ==========        ===========       ===========       ==========
Basic earnings (loss) per common share                      $ (0.08)           $ (0.25)          $ (0.26)          $ 0.13
                                                         ==========        ===========       ===========       ==========

DILUTED:

Net income (loss) available
          for common shareholders                        $ (458,000)       $(1,457,000)      $(1,540,000)      $  768,000
                                                         ==========        ===========       ===========       ==========
Weighted average number
          of common shares outstanding                    5,874,000          5,874,000         5,874,000        5,874,000

Dilutive effect of stock options                                  -                  -                 -                -
                                                         ----------        -----------       -----------       ----------
Weighted average number
          of common shares outstanding                    5,874,000          5,874,000         5,874,000        5,874,000
                                                         ==========        ===========       ===========       ==========
Diluted earnings (loss) per common share                 $    (0.08)       $     (0.25)      $     (0.26)      $     0.13
                                                         ==========        ===========       ===========       ==========
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